As filed with the Securities and Exchange Commission on February 8, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CERENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4177087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Burlington Woods Drive, Suite 301A

Burlington, Massachusetts 01803

(857) 362-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cerence 2019 Equity Incentive Plan

(Full title of the plan)

Thomas Beaudoin

Chief Financial Officer

Cerence Inc.

1 Burlington Woods Drive, Suite 301A

Burlington, Massachusetts 01803

(857) 362-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Salinas

General Counsel

Cerence Inc.

1 Burlington Woods Drive, Suite 301A

Burlington, Massachusetts 01803

(857) 362-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 1,200,528 additional shares of Common Stock under the Stock Plan which were added on January 1, 2023 as a result of an automatic annual increase provision therein. The additional shares are of the same class as other securities relating to the Stock Plan for which the Registrant’s registration statement filed on Form S-8 on October 2, 2019 (File No.  333-234040) is effective. The information contained in the Registrant’s registration statement filed on Form S-8 on October  2, 2019 (File No. 333-234040) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Exhibit Number	Exhibit Document

4.1	Amended and Restated Certificate of Incorporation of Cerence Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 2, 2019 (File No. 001-39030))

4.2	Amended and Restated By-Laws of Cerence Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on October 2, 2019 (File No. 001-39030))

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of BDO USA, LLP.

24.1*	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1	Cerence 2019 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed with the SEC on October 2, 2019 (Filed No. 333-234040))

107*	Filing Fee Table

*	Exhibits marked with an asterisk (*) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on February 8, 2023.

Cerence Inc.

By:	/s/ Stefan Ortmanns
Stefan Ortmanns
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stefan Ortmanns and Thomas Beaudoin, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stefan Ortmanns	Chief Executive Officer and Director	February 8, 2023
Stefan Ortmanns	(Principal Executive Officer)

/s/ Thomas Beaudoin	Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)	February 8, 2023
Thomas Beaudoin

/s/ Arun Sarin	Chairman of the Board	February 8, 2023
Arun Sarin

/s/ Marianne Budnik	Director	February 8, 2023
Marianne Budnik

/s/ Sanjay Jha	Director	February 8, 2023
Sanjay Jha

/s/ Kristi Ann Matus	Director	February 8, 2023
Kristi Ann Matus

/s/ Alfred Nietzel	Director	February 8, 2023
Alfred Nietzel

/s/ Doug Davis	Director	February 8, 2023
Doug Davis